SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) of Rule 14a-12


                          O'SULLIVAN CORPORATION
             (Name of Registrant as Specified In Its Charter)

                             Anthony A. Barone
                     Vice President, CFO and Secretary
                          O'Sullivan Corporation
                            1944 Valley Avenue
                        Winchester, Virginia  22601
                              (703) 667-6666
                 (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
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     14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         _________________________________________________________________
     2)  Aggregate number of securities to which transaction applies:
         _________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:__/
         _________________________________________________________________
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         _________________________________________________________________
__/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
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                                 April 1, 1994




                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held Tuesday, April 26, 1994




To The Holders of Common Stock:

  Notice is hereby given that the annual meeting of stockholders of O'Sullivan Corporation will be held on Tuesday, April 26, 1994, at 11:00 a.m., at the office of the Company, City of Winchester, Virginia for the purpose of:

  (a)  Election of directors for the ensuing year;

  (b) Approval of the appointment of Yount, Hyde & Barbour, P.C., of Winchester, Virginia, as auditors for the ensuing year; and

  (c) Action on any other matter that may properly come before the meeting.

  Enclosed you will find a proxy form, a proxy statement, and the 1993 annual report.

  Only stockholders of record at the close of business March 18, 1994, will be entitled to vote at the meeting.

  The Board of Directors would like to have as many stockholders as possible attend the meeting in person. However, whether or not you plan to be present, please date, sign, and mail the enclosed proxy promptly in the enclosed stamped return envelope.

  If you plan to attend the meeting this year, please complete and return the enclosed Annual Meeting Registration card so that we can better plan all necessary arrangements for the meeting.





                     Anthony A. Barone
                   ---------------------
                     ANTHONY A. BARONE
             Vice President, CFO & Secretary










                                     1
                               April 1, 1994




                          O'Sullivan Corporation
                            1944 Valley Avenue
                        Winchester, Virginia 22601




                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF STOCKHOLDERS
                              APRIL 26, 1994






  The enclosed proxy is solicited by and on behalf of the Board of Directors of O'Sullivan Corporation (the "Company") for the 1994 annual meeting of stockholders of the Company scheduled for April 26, 1994, or any adjournments thereof, for the purposes set forth in the attached notice of annual meeting.


  Any stockholder executing a proxy can revoke it at any time before it is voted, and the giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person.


  Except for the election of directors, action on a matter submitted to the stockholders at the meeting will be approved if a quorum is present at the meeting and the votes cast in favor of the action constitute a majority of the shares represented at the meeting and entitled to vote. With respect to the election of directors, the eleven nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxy's authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.












                                     2
               VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

  Each holder of record of the Common Stock of the Company, $1.00 par value (the "Common Stock"), at the close of business on March 18, 1994, will be entitled to one vote for each share registered in his name on each matter brought before the meeting. At the close of business on March 18, 1994, 16,484,891 shares of the Common Stock were outstanding and entitled to vote.

  The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock by any person known to the Company to be the beneficial owner of more than five percent of such stock as of February 28, 1994. To the best knowledge of the Company, the persons named in the table have sole voting and investment powers with respect to shares shown as owned by them.

NAME AND ADDRESS OF        AMOUNT AND NATURE OF       PERCENT
 BENEFICIAL OWNER          BENEFICIAL OWNERSHIP       OF CLASS
- -----------------------    --------------------       --------
 Arthur H. Bryant II           3,997,511                24.2%
 P. O. Box 275
 Alexandria, VA  22313

 Magalen O. Bryant             1,016,471                 6.2%
 Locust Hill Farm
 Middleburg, VA  22117

                           ELECTION OF DIRECTORS

  A board of eleven directors of the Company is to be elected at the meeting to serve until the next annual meeting or until their successors are elected. Each of the nominees listed below is presently a director of the Company, and each was elected by the stockholders at the last annual meeting. At the annual meeting of the stockholders held April 27, 1993, 78.8% of the outstanding Common Stock was represented either in person or by proxy. Less than 5% of the shares represented at such meeting was voted against each director nominated.

  Proxies will be voted for the election of each of the eleven nominees listed below unless a contrary intention is indicated in the space provided on the proxy form. If any proxy form is marked to withhold authority to vote for the election of directors nominated, the proxy will not be voted for any nominee. Each director nominee has agreed to serve if elected. If any nominee is unable or unavailable to serve, a circumstance which is not expected, the proxy may be voted for the election of other persons that may be nominated during the meeting, except that any proxy that is marked to withhold authority to vote for election of directors will not be voted for any nominee.











                                     3
  Nominees, who are now members of the board of directors with terms of office expiring April 26, 1994, are:

NAME, AGE, COMPANY POSITIONS,     DIRECTOR     COMMON STOCK   PERCENT
PRINCIPAL OCCUPATION AND            SINCE      BENEFICIALLY   OF CLASS
DIRECTORSHIPS IN PUBLIC                        OWNED AS OF
CORPORATIONS                                     2/28/94
- ------------------------------    --------     ------------   --------
John J. Armstrong,      69         1986(4)        138,541(2)      .8%
Palm City, FL,
Private Investor;
Former President of the
Company, 1971-1975

C. Hugh Bloom, Jr.,     60         1990             4,403         - -
Easton, PA,
President, C.F. Martin & Co., Inc.

Arthur H. Bryant, II,   51         1967         3,997,511(1)    24.2%
Alexandria, VA,
Chairman of the Board and
Chief Executive Officer of the Company

Magalen O. Bryant,      65         1982         1,016,471        6.2%
Middleburg, VA,
Private Investor; Director, Carlisle
Companies, Incorporated and Dover Corporation

Harry F. Byrd, Jr.,     79         1983            11,177        0.1%
Winchester, VA,
U.S. Senator, Retired and Chairman,
Rockingham Publishing Co., Inc.;
Director, Park Communications

Max C. Chapman, Jr.,    50         1989            37,202        0.2%
Scarborough, NY,
Chairman, Nomura Securities
International, Inc.; Director,
The Nomura Securities Co., Ltd.

James T. Holland,       53         1984           111,275(2)(3)  0.7%
Winchester, VA,
President and Chief Operating
Officer of the Company since 1986;
Executive Vice President, 1984-1986;
Vice President and Treasurer, 1979-1984

James P. Jamieson,      87         1955            82,145(2)     0.5%
Sperryville, VA,
Consultant on Issuance of Tax
Exempt Securities

Alexander W. Neal, Jr., 78         1983            56,094(2)     0.3%
Richmond, VA,
Retired Partner, law firm of McGuire,
Woods, Battle & Boothe



                                     4
Paul Terretta,          77         1949            13,078        0.1%
Winchester, VA,
Retired

C. Ridgely White,       82         1955            25,770        0.2%
Winchester, VA,
Private Investor

All Officers and Directors as a
group (22 persons)                              5,702,341(1)(2)  34.3%
                                                         (3)

  In addition to the officer-directors listed above the remaining officers named in the summary compensation table had the following beneficial ownership of shares at February 28, 1994:

                                   COMMON STOCK
                                   BENEFICIALLY
                                   OWNED AS OF              PERCENT
  NAME AND TITLE                     2/28/94                OF CLASS
- -------------------------          ------------             --------
James L. Tremoulis,
Vice President                        21,638(3)               0.1%

Lawrence E. Kelly,
Vice President (A)                       - -                   - -

John S. Campbell,
Vice President                        21,553(3)               0.1%

(1) Includes 1,832,665 shares as executor of the Estate of J.C. Herbert Bryant and 2,119,528 shares as President and Trustee of the Bryant Foundation.

(2) Includes the following shares held by the spouses, children or associates of the following directors, which shares may be deemed held subject to shared investment and voting powers: John J. Armstrong, 12,497 shares; James T. Holland, 6,444 shares; James P. Jamieson, 10,000 shares; Alexander W. Neal, Jr., 3,451 shares.

(3) Includes the following shares for which options are held under the Company's Incentive Stock Option Plan: James T. Holland, 30,228 shares; all Officers and Directors as a group, 142,958 shares; James L. Tremoulis, 22,401 shares; John S. Campbell, 21,402 shares.

(4) Mr. Armstrong previously served as a director of the Company for the period 1971 to 1983.

(A) Separated from service as of February 28, 1994.

  Under the securities laws of the United States, the Company's directors, its officers, and any persons holding ten percent or more of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange





                                     5
Commission and the American Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1993. During the year, James L. Tremoulis, an officer, filed a Form 4 reporting the sale of 250 shares of common stock in February, 1993, one month late. William O. Bauserman and Dee S. Johnston, officers, each filed a Form 4 reporting the purchase of 20 shares of common stock in December, 1993, one month late. Ewen Campbell and Edgar Roller, officers, each filed their initial Form 3 more than ten days after becoming officers. These filings indicated that neither officer owned any shares of the Company, or any unrestricted options to purchase shares of the Company. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports that they have filed with the Commission.

                   COMMITTEES OF THE BOARD OF DIRECTORS
                          AND MEETING ATTENDANCE

  During 1993, four quarterly board meetings were held and all of the incumbent board members attended at least 75% of the meetings of the board and any committees on which they served.

  The Company has an Audit Committee which consists of Messrs. Jamieson, Byrd, and White. All members of the Audit Committee are outside directors. Mr. Jamieson serves as Chairman of the Audit Committee. The Audit Committee met three times during 1993. One meeting is anticipated during 1994. The principal responsibilities of the Audit Committee are to direct the activity of the internal and external audit functions, recommend the selection of external auditors to the board, provide for the continuing review of the underlying internal controls of the Company, and review published financial reports by the Company.

  There is a Compensation and Stock Option Committee of the board which consists of Messrs. Armstrong, Byrd, Chapman and Neal. All members of the Compensation and Stock Option Committee are outside directors. Mr. Armstrong serves as Chairman of this committee. The Compensation and Stock Option Committee met three times during 1993. The Committee is responsible for administering the Company's 1985 Incentive Stock Option Plan and for reviewing and making recommendations to the board with respect to compensation of officers and directors. The Committee also determines the key employees who should receive options and the number of shares to be granted under options.

                         COMPENSATION OF DIRECTORS

  A fee of $1,000 per quarter was paid to each non-employee director for 1993. An additional $1,500 attendance fee was paid to each non-employee director for regular directors' meetings held in January and April. An attendance fee of $2,000 was paid for regular directors' meetings held in July and October. If all meetings were attended during 1993, a total of $11,000 would have been paid. Non-employee committee members are paid $200 for each meeting attended. All expenses in attending meetings are borne by the directors.






                                     6
                          MANAGEMENT REMUNERATION

Summary Compensation Table
- --------------------------

  The following table provides certain information concerning annual and long-term compensation paid to or accrued on behalf of the Chairman and Chief Executive Officer of the Company and the four other most highly compensated executive officers (the "Named Executive Officers") for the years 1991, 1992, and 1993.

                        SUMMARY COMPENSATION TABLE

                                              LONG TERM
                   ANNUAL COMPENSATION       COMPENSATION
                                                AWARDS
- ---------------------------------------------  --------- ------------------
Name and Principal                               Options      All Other
Occupation          Year  Salary($)   Bonus($)     (#)   Compensation($)(B)

Arthur H.           1993   $307,000  $    - -        - -          $25,297
Bryant, II          1992    272,000       - -        - -            8,849
Chairman & CEO      1991    262,000       - -        - -            9,070

James T.            1993   $306,400  $    - -        - -          $49,958
Holland             1992    271,400       - -     10,660           37,160
President & COO     1991    261,400       - -        - -           34,987

James L.            1993   $131,000  $ 27,396        - -          $ 9,135
Tremoulis           1992    126,000       - -      8,200            9,328
Vice President      1991    121,000       - -        - -            8,543

Lawrence E.         1993   $156,000  $    - -        - -          $15,934
Kelly (A)           1992    146,000    35,378      5,000           18,263
Vice President      1991     92,110       - -        - -              - -

John S.             1993   $156,000  $ 87,736        - -          $12,855
Campbell            1992    146,000    11,698      8,200           11,392
Vice President      1991    121,000       - -        - -            9,328

(A) Joined the Company during 1991; separated from service in January, 1994.

(B) The "All Other Compensation" column includes amounts accrued under the Company's Deferred Compensation Program, split dollar life insurance premiums paid by the Company and Company contributions to the Company's Retirement Savings Plan. These amounts reflected in the table for 1993 are as follows:

    Name                  Deferred         Split          Retirement
                        Compensation       Dollar        Savings Plan
                          Accrual         Premium        Contribution
- ---------------------   ------------     --------        ------------
Arthur H. Bryant          $16,241         $1,981           $ 7,075

James T. Holland          $36,024         $2,142           $11,792



                                     7
James L. Tremoulis        $ 3,611         $  - -           $ 5,524

Lawrence E. Kelly         $ 6,617         $  - -           $ 9,317

John S. Campbell          $ 4,765         $  - -           $ 8,090

Deferred Compensation Program
- -----------------------------

  During 1985, the Company initiated a deferred compensation program for key employees of the Company. Under this program, the Company has agreed to pay to each covered employee a certain sum annually for fifteen years upon his retirement or, in the event of his death, to his designated beneficiary. The annual amount payable to each of the Named Executive Officers upon retirement at age 65 is as follows: Mr. Bryant, $150,000, Mr. Holland, $150,000, Mr. Tremoulis, $30,000, Mr. Kelly, $20,000, and Mr. Campbell, $30,000. A benefit is also paid if the employee terminates employment (other than by his voluntary action or discharge for cause) before he attains age 65. In that event, the amount of the benefit depends on the employee's years of service with the Company (with the full benefit paid only if the employee has completed 25 years of service).

  The Company has purchased individual life insurance contracts with respect to each employee covered by this program. The Company is the owner and beneficiary of these insurance contracts. The employees are general creditors of the Company with respect to these benefits.

Split-Dollar Life Insurance
- ---------------------------

  In 1979, the Company initiated a split-dollar insurance program for certain key employees. The face amount of each policy is $100,000. The premium is split between the Company and the employee. No portion of the premium is expensed for financial reporting purposes since the Company will recoup its cost in full.

Retirement Savings Plan
- -----------------------

  On January 31, 1989, the Board of Directors approved a trusteed Retirement Savings Plan (the "Plan"), effective March 1, 1989, that covers all employees of the Company and its subsidiaries whose employment is not governed by the terms of a collective bargaining agreement between employee representatives and the Company or its subsidiaries. It is the current intent of the Company to contribute three percent (3%) of a participant's annual compensation to the Plan without an employee contribution being required, and to make an additional matching contribution of up to two percent (2%) of annual compensation if the participant contributes an equal amount.

  During 1993, total Company contributions to this Plan for salaried employees consisted of a normal Plan contribution of 3% of eligible participants' annual compensation plus an additional matching contribution of up to 2% of the participant's annual compensation.





                                     8
Stock Option Holdings
- ---------------------

  The following table provides information concerning the number and value of unexercised stock options held as of December 31, 1993 by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 1993. No options were granted to any of the Named Executive Officers during 1993.

                    LAST FISCAL YEAR END OPTION VALUES

                     Number Of Unexercised   Value Of Unexercised
                     Options At FY-End       In-The-Money Options At FY-End
                     Exercisable (1)         Exercisable (1)
Name                 Unexercisable(2)        Unexercisable(2)
- -------------------  ---------------------   ------------------------------
Arthur H. Bryant II
Chairman & CEO                - -                          - -

James T. Holland
President & COO            19,568(1)                   $   - -(1)
                           10,660(2)                   $ 7,249(2)

James L. Tremoulis
Vice President             14,202(1)                   $   - -(1)
                            8,200(2)                   $ 5,576(2)

Lawrence E. Kelly
Vice President                - -(1)                   $   - -(1)
                            5,000(2)                   $ 3,400(2)

John S. Campbell
Vice President             13,202(1)                   $   - -(1)
                            8,200(2)                   $ 5,576(2)

Report of Compensation and Stock Option Committee on Executive Compensation
- ---------------------------------------------------------------------------

  The Compensation and Stock Option Committee is composed of Directors who are not employees of the Company. The Committee reviews and recommends to the Board of Directors the implementation of a compensation structure that is intended to enhance the profitability of the Company and, consequently, shareholder value. The compensation of the senior executives is structured as a combination of salary, annual bonuses dependent on profitability, stock options, and a deferred compensation program. This compensation structure is intended to align closely the financial interests of the Company's senior executives with those of the Company's shareholders.

  At the beginning of each fiscal year, the Committee reviews proposals submitted by the Chairman (who is also the Company's Chief Executive Officer) and President for annual salaries and bonuses for the senior executives. The Committee determines the amount of the salary and projected bonus to be paid to each senior executive for the year. For 1993, the Committee made its determination based on subjective factors.





                                     9
The 1993 salary and projected bonus for each senior executive was set at a level consistent with the Company's historical practice and in amounts considered appropriate, taking into account the past performance of the executive and the efforts required of the executive in an increasingly competitive business environment. For 1993, the Committee approved increases in salaries and projected bonuses, because the Company had increased its profits in the preceding year and management expected the Company to be even more profitable for the 1993 fiscal year.

  The 1993 bonus program for the Chairman was structured so that the Chairman's bonus, when added to his salary, would be a specified percentage of the Company's consolidated net income before bonuses and taxes for the year. The President's 1993 bonus program was structured in the same manner.

  The bonuses for the other senior executives who are responsible for overall management of the Company would be paid from a bonus pool equal to a specified percentage of the Company's consolidated net income before bonuses and taxes in excess of a specified level. The bonus pool would be allocated to the executives based on their salaries and an evaluation of the executive's attainment of personal goals and objectives, as determined by the Chairman and President. The bonuses for the senior executives who are directly responsible for divisions of the Company depended upon the profitability of their divisions, based on the net income before bonuses and taxes of their divisions. These bonuses were expressed as specified percentages of such net income, and were subject to an evaluation of the executive's attainment of personal goals and objectives, as determined by the Chairman and President.

  The profitability requirements for the bonuses of the Chairman and President were not met for the 1993 year, so no bonuses were paid to the Chairman and President for the year. The profitability requirements for the bonuses of the other senior executives (other than those in the calendered products division) also were not met for the 1993 year, so no bonuses were paid to those executives for the year. The executives of the calendered products division received bonuses for the 1993 year in accordance with their bonus program.

  The Committee grants long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of compensating executives for their efforts and ensuring that the executives maintain their incentive to increase the profitability of the Company and the value of the Company's stock. Because of the Chairman's substantial existing shareholdings, the Chairman has not received stock options under the Company's stock option plan. No options were granted to executive officers in 1993.

  In 1985, the Company implemented a deferred compensation program that provides benefits to the executive officers upon their retirement or death, or upon their termination of employment (other than by the executive's voluntary action or discharge for cause) after at least ten years of employment with the Company. This program is intended to provide executives with an additional incentive to remain with the Company.






                                     10
  Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1,000,000 limit on the amount of compensation that will be deductible by the Company each year with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers. The compensation level of the Company's executives is well below this $1,000,000 limit.

  When setting compensation, the Committee takes into account the complexity of the Company's business and the need for strong, involved management. The Committee also takes into account the substantial changes in the Company's business and business environment during recent years, and the special efforts made by senior management to continue the Company's profitability despite significant economic pressures and competition. The Committee recognizes that senior management has made significant efforts to enhance the position of the Company as a supplier to the OEM (original equipment manufacturers) automotive industry and to seek diversification into other profitable areas. Senior management has overseen the introduction of a substantial number of new production tools and the construction of two new facilities, which have required significant expense by the Company and a significant time commitment by the senior executives. In 1993, senior management devoted a substantial amount of time to assimilating the diversification effort of the Company, represented by the acquisition of Melnor Inc., into the day to day operations of the Company. The Company expects to continue to reap the benefit of these efforts.

           John J. Armstrong (Committee Chairman)
           Harry F. Byrd, Jr.
           Max C. Chapman, Jr.
           Alexander W. Neal, Jr.

                          COMPARATIVE PERFORMANCE

  The following graph compares the yearly percentage change in the cumulative total stockholder return of the Company's common stock against the cumulative total return of the S&P Composite 500 Stock Index and a group of public companies, each of which supplies products to the domestic OEM automotive industry that are similar to those supplied by the Company (the "peer group") for the five-year period beginning January 1, 1988 and ending December 31, 1993.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            O'SULLIVAN CORPORATION, S&P 500 INDEX AND PEER GROUP

MEASURED PERIOD               O'SULLIVAN         PEER          S&P 500
(FISCAL YEAR COVERED)         CORPORATION        GROUP          INDEX
- ---------------------        ------------    ------------   ------------
DECEMBER 1988                   100.00          100.00          100.00
DECEMBER 1989                    67.01           80.46          131.69
DECEMBER 1990                    51.60           55.45          127.60
DECEMBER 1991                    55.70           78.13          166.47
DECEMBER 1992                    68.03           92.90          179.15
DECEMBER 1993                    65.34          136.05          197.21

  The peer group consists of: Automotive Industries Holdings, Inc.; Donnelly Corporation; Gencorp, Inc.; Larrizza Industries; The Standard Products Company; and Trinova Corporation.



                                     11
                           SELECTION OF AUDITORS

  Yount, Hyde & Barbour, P.C., a firm of certified public accountants of Winchester, Virginia, has served as auditors of the Company for several years. The Board of Directors recommends their appointment for the ensuing year and will ask the stockholders to approve such an appointment. Representatives of the auditing firm are expected to be present at the stockholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                           STOCKHOLDER PROPOSALS

  Any stockholder desiring to make a proposal to be acted upon at the 1995 Annual Meeting tentatively scheduled for Tuesday, April 25, 1995, must present such proposal to the Company at its principal office in Winchester, Virginia not later than December 1, 1994, in order for the proposal to be considered for inclusion in the Company's proxy statement. Additionally, any stockholder who wishes to make a proposal or a nomination for a director from the floor at the 1994 stockholders' meeting must advise the Secretary of the Company in writing, mailed no later than April 16, 1994, of the nature of the proposal or the name, address, and business background of the nominee, as the case may be.

                               MISCELLANEOUS

  The annual report to stockholders, containing financial statements and pertinent footnotes thereto, is included with the mailing of this proxy statement.







                      Anthony A. Barone
                    ---------------------
                      ANTHONY A. BARONE
               Vice President, CFO & Secretary




















                                     12
                   GRAPHIC MATERIAL CROSS-REFERENCE PAGE

A common stock performance graph showing a comparison of the cumulative five year total return for O'Sullivan Corporation's common stock, the Standard & Poor's Composite 500 Stock Index and a group of public companies, each of which supplies products to the domestic OEM automotive industry that are similar to those supplied by O'Sullivan Corporation ( the "peer group"). The figures indicating the cumulative total return over the five-year period are shown on page 11.



















































                                  [FRONT]

PROXY                                                COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF O'SULLIVAN CORPORATION

The undersigned hereby appoints A.H. Bryant II, J.P. Jamieson, and J.T. Holland and each or any of them, proxy for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the annual meeting of the stockholders of O'Sullivan Corporation on April 26, 1994 and any adjourn-ment thereof. The matters to be voted upon at this stockholders' meeting are listed on the other side. PLEASE READ EACH ITEM CAREFULLY.

The proxy may be revoked at any time before it is voted, and the giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person. This proxy will be voted as specified and in the absence of direction will be voted FOR each of the matters listed.

The management does not know any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be presented for action according to their judgement in light of conditions then prevailing.

                          CONTINUED ON OTHER SIDE

                                  [BACK]

THE MATTERS TO BE VOTED UPON ARE:                                     ####

A.  The election of directors for the ensuing year:
    [ ]  For all nominees listed below
         J.J. Armstrong    C.H. Bloom, Jr.    A.H. Bryant II    M.O. Bryant
         J.T. Holland      J.P. Jamieson      A.W. Neal, Jr.    P. Terretta
         H.F. Byrd, Jr.    M.C. Chapman, Jr.  C.R. White
    [ ] For all nominees listed above except as marked to the contrary below (Instruction: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
         _________________________________________________________________
    [ ]  Withhold authority to vote for all nominees listed above.

B.  Approval of the appointment of Yount, Hyde & Barbour, P.C. of
    Winchester, Virginia as auditors for the company for the ensuing year.
    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

C.  Upon such other matters as may properly come before the meeting.

                                        ------------------------ ---------
                                        SIGNATURE                DATE

                                        ------------------------ ---------
                                        SIGNATURE                DATE

Please sign, exactly as name appears above, date and return this proxy using the enclosed envelope. When shares are owned by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.